UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 17, 2011, the Board of Directors (the “Board”) of AmerisourceBergen Corporation (the “Registrant”) unanimously approved the amendment and restatement of the Registrant’s Amended and Restated Bylaws (the “Bylaws”). Section 3.01 (“Election and Term”) of the Bylaws was amended to provide for the annual election of directors, commencing with the 2012 Annual Meeting of Stockholders. Directors who are currently serving on the Board will continue to serve for the remainder of the term of office for which they were elected. Conforming changes were made to Section 3.14 (“Vacancies”) of the Bylaws to provide that any director elected by the Board to fill a vacancy on the Board will serve until the next election of directors and until his or her successor is duly elected and qualified. A copy of the Registrant’s Bylaws is attached as Exhibit 3.1 to this Report and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On February 17, 2011, the Registrant held its 2011 Annual Meeting of Stockholders. The items listed below were submitted to a vote of the stockholders through a solicitation of proxies. The proposals are described in the Registrant’s Proxy Statement for the 2011 Annual Meeting of Stockholders. Each of the items was approved by the stockholders pursuant to the voting results set forth below.
Item 1 — Election of Directors to Class I.
The following individuals were elected as directors to serve until the 2014 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The voting results were as follows:

Nominees	For	Against	Abstain	Broker Non-Vote
Charles H. Cotros	215,560,794	2,413,640	267,004	18,447,787
Jane E. Henney, M.D.	216,406,046	1,570,096	265,296	18,447,787
R. David Yost	217,045,486	980,375	215,577	18,447,787
Item 2 — Ratification of Appointment of Ernst & Young LLP as the Registrant’s Registered Public Accounting Firm for Fiscal Year 2011.
The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
231,788,272	4,622,422	278,531	0
Item 3 — Advisory Vote on the Compensation of the Registrant’s Named Executive Officers.
The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
206,212,878	10,889,033	1,139,527	18,447,787

Item 4 — Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of the Registrant’s Named Executive Officers.
The voting results were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Vote
164,630,316	1,426,955	50,911,655	1,272,512	18,447,787
Item 5 — Approval of the Amendment of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to Provide for the Annual Election of Directors.
The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
235,219,810	974,260	495,155	0
Item 6 — Approval of AmerisourceBergen Corporation’s 2011 Employee Stock Purchase Plan.
The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
215,528,513	2,456,933	255,992	18,447,787
Item 8.01. Other Events.
In a news release, dated February 17, 2011, the Registrant announced the results of its 2011 Annual Meeting of Stockholders, including the election of three directors to serve for a three-year term, the ratification of the appointment of Ernst & Young as the Registrant’s independent registered public accounting firm for fiscal 2011, the approval of the amendment of the Registrant’s certificate of incorporation to provide for the annual election of directors, and the approval of Registrant’s 2011 Employee Stock Purchase Plan.
The Registrant also announced the results of two advisory votes. Stockholders voted to approve the compensation of the Registrant’s named executive officers, and a majority of votes were cast in favor of holding an annual advisory vote on the compensation of the Registrant’s named executive officers. The Registrant stated in the news release that it will take these advisory votes under consideration and make a determination regarding the frequency of stockholder votes on executive compensation by early summer. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following Exhibits are filed as part of this report:

3.1	Amended and Restated Bylaws of AmerisourceBergen Corporation, amended and restated as of February 17, 2011.

99.1	News Release, dated February 17, 2011, regarding AmerisourceBergen Corporation’s 2011 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: February 22, 2011	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer